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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:
/_/  Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/_/  Definitive Proxy Statement
/_/  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                          COASTAL FINANCIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        4.  Proposed maximum aggregate value of transaction:
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/_/     Fee paid previously with preliminary materials:
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/_/     Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
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        4.  Date Filed:
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         The following is a series of written questions and answers distributed to employees of Coastal Financial Corporation (the "Company") on December 21, 2006 in connection with the Company's December 21, 2006 announcement regarding its proposed merger with BB&T Corporation.

                               QUESTION & ANSWERS


      On the merger of Coastal Financial Corporation with BB&T Corporation

================================================================================


WHAT WILL HAPPEN TO COASTAL FINANCIAL CORPORATION?

       Coastal Financial Corporation will join the BB&T family. Coastal Financial will merge with BB&T Corporation in a tax-free stock exchange valued at $394.6 million. The transaction is valued at $17.04 per share of Coastal Financial common stock based on a stock swap option and BB&T's closing price Wednesday of $44.27. Coastal Financial shareholders will receive 0.385 shares of BB&T stock for each share of Coastal Financial common stock.


HOW LONG WILL IT TAKE UNTIL THE MERGER IS COMPLETED?

       It is BB&T's objective to complete this merger as quickly and efficiently as possible. We expect to complete the merger in the second quarter of 2007, following regulatory and shareholder approval.


WHAT ABOUT EMPLOYEES' SALARIES AND BENEFITS?

       Within the next two weeks, an orientation kit will be sent to each employee's home address, which contains general information about BB&T's benefits. In the next 90 days, BB&T will begin conducting a series of benefits meetings for employees. At a later date, you will receive a Benefits Enrollment Package and be asked to attend a benefits enrollment meeting.


WHEN WILL BB&T BENEFITS BECOME EFFECTIVE?

       Typically, BB&T benefits begin within 60 days of the data conversion, which follows completion of the acquisition. After the merger is completed, you will receive a comprehensive package outlining your new BB&T benefits. BB&T offers excellent benefits, including a "cafeteria" plan for health and dental coverage, a pension plan, and a 401(k) plan with BB&T matching up to 6 percent of employee contributions. BB&T was ranked as the No. 2 bank in MONEY magazine's
                           -----------------------------------------------------
survey of "Corporate America's Best Benefits," and No. 29 among the top
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companies.
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


                   Q & A BB&T / COASTAL FINANCIAL CORPORATION

================================================================================


WILL THERE BE ANY LAYOFFS AS A RESULT OF THIS MERGER?

       There will be consolidation of back-office functions so we do anticipate some job reduction. We expect to minimize job reductions through attrition, opportunities to retrain for new jobs within BB&T's community banking regions, and opportunities throughout the BB&T system.

       In the event of a layoff, an excellent severance package will be available to effected Coastal Financial employees. Also, BB&T will establish an Outplacement Center to assist displaced employees in finding comparable or better jobs.


WILL ANY COASTAL FINANCIAL OFFICES CLOSE?

       There will be some branch closings due to the proximity of nearby BB&T offices. It does not make business sense to operate branches in close proximity to one another. In some instances it will be a BB&T branch that closes. However, we expect very few branch personnel to lose their jobs. They will, in most instances, be transferred to nearby locations. It is important to keep employees who have established relationships with their clients. Following conversion, Coastal Financial branches will join existing BB&T branches in BB&T's Coastal SC and Southeast NC regions.

       Coastal Financial President and CEO Mike Gerald will remain with BB&T and will be heavily involved in the merger transition. Other bank officers are expected to remain with the company.


CAN CLIENTS OF COASTAL FINANCIAL BE TOLD ABOUT THE MERGER?

       Yes. Clients will receive several mailings that will further explain the changes they can expect. However, nothing will change until after conversion. The changes will include access to BB&T's wider variety of products and services. The merger is expected to close in the second quarter of 2007.

                   Q & A BB&T / COASTAL FINANCIAL CORPORATION

================================================================================


WHAT SHOULD COASTAL FINANCIAL EMPLOYEES TELL CLIENTS ABOUT THE MERGER?

       Coastal Financial clients will continue to bank with the same people they have for years, receiving the same friendly and personal service. Coastal Financial clients will have the resources of a $120.2 billion financial institution with a broad network in 11 states and Washington, D.C., as well as an expanded range of products and services to choose from.


WHAT WILL HAPPEN TO THE COASTAL FINANCIAL BOARD OF DIRECTORS?

       Coastal Financial's board of directors will be asked to serve on BB&T's local advisory boards.


WHEN CAN BB&T PRODUCTS AND SERVICES BE OFFERED?

       Coastal Financial clients will not be able to receive BB&T products or services until after the conversion of Coastal Financial's operating systems into BB&T's operating systems. BB&T University will personally introduce Coastal Financial employees to BB&T products and services, as well as sales solutions used by BB&T employees.

                   Q & A BB&T / COASTAL FINANCIAL CORPORATION

================================================================================


WHY IS BB&T INTERESTED IN COASTAL FINANCIAL?

       BB&T's strategy is to pursue high quality in-market banks and thrifts in the $500 million to $15 billion range in Southeastern and mid-Atlantic markets that improve our financial performance and franchise value. The acquisition of Coastal Financial will expand BB&T's South Carolina franchise by raising its market share rank to No. 1 from No. 4 in the Myrtle Beach-Conway-North Myrtle Beach, S.C., metropolitan statistical area, the 13th fastest growing MSA in the nation. It will also enhance its No. 1 rank in the Wilmington, N.C., MSA. Wilmington is home to North Carolina's deep sea water port and its local economy continually outperforms both the state and national economies. BB&T has three community bank regions in South Carolina and eight in North Carolina.


HOW CAN A $120.2 BILLION ORGANIZATION LIKE BB&T CALL ITSELF A "HOMETOWN" BANK?

       BB&T takes great pride in its community banking philosophy. In 1989, BB&T divided its banking network into community bank regions so that as it grew, each community bank would remain customer focused. Each of BB&T's current 34 regions looks and acts like a community bank. It operates more than 1,450 branches in the Carolinas, Georgia, Florida, Tennessee, Alabama, Kentucky, Virginia, Maryland, West Virginia, Indiana and Washington, D.C. More than 95 percent of the decisions are made locally. We give considerable authority to our regional presidents and their employees. In addition, BB&T emphasizes community involvement.


IS BB&T CORPORATION A PUBLICLY HELD COMPANY?

       Yes. It's listed on the New York Stock Exchange under the trading symbol "BBT." BB&T is included in the S&P 500 Index, a leading indicator of stock performance among major U.S. companies. BB&T is followed by 30 analysts representing such investment firms as A.G. Edwards & Sons, Inc.; Bear, Stearns & Company Inc.; Goldman Sachs & Co.; Keefe, Bruyette & Woods; Merrill Lynch; Morgan Stanley; and Prudential Securities. BB&T Corporation has approximately $24 billion in market capitalization and more than 541 million shares outstanding. A Morgan Stanley study placed BB&T in the Top 3% of S&P 500 companies in dividend yield. For the fourth consecutive year, BB&T has been included in FORBES magazine's Platinum 400 list of America's "Best Big Companies". It is ranked No. 4 in the super-regional banks category in FORTUNE magazine's "America's Most Admired Companies."

                   Q & A BB&T / COASTAL FINANCIAL CORPORATION

================================================================================


WHAT DOES "BB&T" STAND FOR?

       BB&T - which stands for Branch Banking & Trust - is named for Alpheus Branch, who founded the bank in 1872 in the eastern North Carolina town of Wilson. BB&T is the oldest bank headquartered in North Carolina.


WHAT IS BB&T'S CORPORATE MISSION?

       To make the world a better place to live by:

            Helping our CLIENTS achieve economic success and financial security;

            Creating a place where our EMPLOYEES can learn, grow and be fulfilled in their work;

            Making the COMMUNITIES in which we work better places to be; and thereby:

            Optimizing the long-term return to our SHAREHOLDERS, while providing a safe and sound investment.


WHAT CAN I DO TO HELP?

       Maintain an enthusiastic, positive attitude when telling your clients about the merger. Our clients' views of the merger depend on how they think you feel about it. You can really help by making them feel good about BB&T.


WHERE CAN I GET MORE INFORMATION ABOUT BB&T?

       We encourage you to visit our Web site at BBT.com. It features information on BB&T's products and services, financial performance and history, and recent news announcements.